Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports Second Quarter 2015 Financial Results

Houston, TX—(BUSINESS WIRE)—August 6, 2015 - Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the second quarter ended June 29, 2015.

The Company completed the sale of its Macaroni Grill subsidiary on April 17, 2015. Consequently, the results of operations for Macaroni Grill are reflected in discontinued operations for all periods presented.

Highlights for the second quarter of 2015 were as follows:

●	Total revenues were $143.2 million, compared to $143.3 million in the second quarter of 2014;
●	Comparable restaurant sales increased 2.8% at Brick House Tavern + Tap and decreased 4.0% at Joe’s Crab Shack;
●	Income from continuing operations was $1.7 million, or $0.07 per diluted share, compared to $2.3 million, or $0.09 per diluted share in the second quarter of 2014; and
●	Adjusted income from continuing operations (a non-GAAP measure) was $2.3 million, or $0.09 per diluted share, compared to $2.4 million, or $0.09 per diluted share in the second quarter of 2014.

Ray Blanchette, President and Chief Executive Officer of Ignite Restaurant Group, stated, “Our second quarter was marked by another solid performance at Brick House Tavern + Tap, led by a 2.8% increase in comparable restaurant sales, even as we lapped a very strong quarter from last year. We are looking forward to resuming our development plan for Brick House later this year to capitalize on its enormous growth opportunity. We are also pleased with the improvement in restaurant-level profitability that we achieved during the quarter. While we acknowledge the continued challenges at Joe’s Crab Shack, we remain confident with the long-term prospect of the brand and are actively identifying new growth layers that can complement our business model and drive guest traffic to our restaurants.”

Review of Second Quarter 2015 Operating Results

Total revenues were $143.2 million in the second quarter of 2015, a decrease of 0.1% compared to $143.3 million in the second quarter of last year.

●

Revenues at Joe’s Crab Shack were $122.4 million during the second quarter of 2015 versus $125.5 million in the prior year second quarter. Comparable restaurant sales at Joe’s Crab Shack decreased 4.0%.

●

Revenues at Brick House Tavern + Tap were $20.8 million in the second quarter of 2015 compared to $17.8 million in the prior year second quarter. Comparable restaurant sales at Brick House Tavern + Tap increased 2.8%.

For the second quarter of 2015, income from continuing operations was $1.7 million, or $0.07 per diluted share, compared to $2.3 million, or $0.09 per diluted share in the second quarter of 2014. Income from continuing operations for the second quarter of 2015 included charges of approximately $0.6 million related to a deferred tax asset valuation allowance and costs of conversions, remodels and closures. Excluding these items, adjusted income from continuing operations and adjusted income from continuing operations per diluted share (which are non-GAAP financial measures) was $2.3 million and $0.09, respectively, compared to $2.4 million, or $0.09 per diluted share in the second quarter of 2014.

Liquidity

At June 29, 2015, the Company had $48.4 million of cash and approximately $24.3 million of available borrowing capacity under its current credit facility. The Company was in compliance with the credit facility’s financial covenants.

Conference Call

Ignite will host a conference call to discuss second quarter financial results today at 5:00 PM Eastern Standard Time. Hosting the call will be Ray Blanchette, President and Chief Executive Officer and Brad Leist, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-397-0292 or for international callers by dialing 719-325-4753. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 3869905. The replay will be available until Thursday, August 13, 2015. The call will also be webcast live from the Company's website at www.igniterestaurants.com under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc. (NASDAQ:IRG) owns and operates restaurants throughout the U.S. Headquartered in Houston, Ignite's portfolio of restaurant concepts currently includes Joe's Crab Shack and Brick House Tavern + Tap. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements include, but are not limited to, statements regarding the scheduled conversions of restaurants, the anticipated growth of Brick House Tavern + Tap and our effective tax rate.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 29, 2014 (which can be found at the SEC’s website www.sec.gov). Each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

The following tables present the consolidated statements of operations and selected other data for the thirteen and twenty-six weeks ended June 29, 2015 and June 30, 2014, and selected consolidated balance sheet information as of June 29, 2015 and December 29, 2014:

Consolidated Statements of Operations	Thirteen Weeks Ended June 29, 2015		Thirteen Weeks Ended June 30, 2014
	(In thousands, except percent and per share data)

Revenues	$143,170	100.0%	$143,283	100.0%

Costs and expenses
Restaurant operating costs and expenses
Cost of sales	44,065	30.8%	47,116	32.9%
Labor expenses	39,990	27.9%	39,117	27.3%
Occupancy expenses	10,422	7.3%	9,719	6.8%
Other operating expenses	27,571	19.3%	26,910	18.8%
General and administrative	8,363	5.8%	9,400	6.6%
Depreciation and amortization	6,177	4.3%	5,871	4.1%
Pre-opening costs	46	0.0%	558	0.4%
Asset impairments and closures	53	0.0%	65	0.0%
Loss on disposal of assets	194	0.1%	227	0.2%
Total costs and expenses	136,881	95.6%	138,983	97.0%
Income from operations	6,289	4.4%	4,300	3.0%
Interest expense, net	(3,849)	(2.7)%	(1,764)	(1.2)%
Income from continuing operations before income taxes	2,440	1.7%	2,536	1.8%
Income tax expense	709	0.5%	202	0.1%
Income from continuing operations	1,731	1.2%	2,334	1.6%
Loss from discontinued operations, net	(1,645)	(1.1)%	(567)	(0.4)%
Net income	$86	0.1%	$1,767	1.2%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted
Income from continuing operations	$0.07		$0.09
Loss from discontinued operations, net	$(0.06)		$(0.02)
Net income	$0.00		$0.07
Weighted average shares outstanding
Basic	25,721		25,651
Diluted	25,730		25,749

Consolidated Statements of Operations	Twenty-Six Weeks Ended June 29, 2015		Twenty-Six Weeks Ended June 30, 2014
	(In thousands, except percent and per share data)

Revenues	$265,389	100.0%	$266,378	100.0%

Costs and expenses
Restaurant operating costs and expenses
Cost of sales	82,666	31.1%	86,151	32.3%
Labor expenses	74,807	28.2%	74,865	28.1%
Occupancy expenses	20,644	7.8%	19,219	7.2%
Other operating expenses	49,670	18.7%	47,910	18.0%
General and administrative	16,758	6.3%	20,043	7.5%
Depreciation and amortization	12,406	4.7%	11,693	4.4%
Pre-opening costs	514	0.2%	762	0.3%
Asset impairments and closures	83	0.0%	149	0.1%
Loss on disposal of assets	352	0.1%	399	0.1%
Total costs and expenses	257,900	97.2%	261,191	98.1%
Income from operations	7,489	2.8%	5,187	1.9%
Interest expense, net	(7,725)	(2.9)%	(3,642)	(1.4)%
Income (loss) from continuing operations before income taxes	(236)	(0.1)%	1,545	0.6%
Income tax expense (benefit)	1,229	0.5%	(934)	(0.4)%
Income (loss) from continuing operations	(1,465)	(0.6)%	2,479	0.9%
Loss from discontinued operations, net	(20,684)	(7.8)%	(977)	(0.4)%
Net income (loss)	$(22,149)	(8.3)%	$1,502	0.6%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted
Income (loss) from continuing operations	$(0.06)		$0.10
Loss from discontinued operations, net	$(0.80)		$(0.04)
Net income (loss)	$(0.86)		$0.06
Weighted average shares outstanding
Basic	25,698		25,645
Diluted	25,698		25,715

Selected Consolidated Balance Sheet Information	June 29, 2015	December 29, 2014
	(In thousands)
Cash and cash equivalents	$48,418	$20,564
Total assets	268,410	327,720
Long term debt (including current portion)	162,117	162,702
Total liabilities	238,358	276,421
Total stockholders' equity	30,052	51,299

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 29, 2015	June 30, 2014	June 29, 2015	June 30, 2014
	(dollars in thousands)
Selected Other Data:
Restaurants opened during the period	-	-	2	-
Number of restaurants open (end of period):
Joe's Crab Shack	138	136	138	136
Brick House Tavern + Tap	23	20	23	20
Total restaurants	161	156	161	156
Restaurant operating weeks
Joe's Crab Shack	1,794	1,768	3,599	3,536
Brick House Tavern + Tap	299	260	578	520
Average weekly sales
Joe's Crab Shack	$68	$71	$63	$65
Brick House Tavern + Tap	$70	$68	$69	$68
Change in comparable restaurant sales
Joe's Crab Shack	(4.0%)	(4.7%)	(3.9%)	(5.3%)
Brick House Tavern + Tap	2.8%	8.5%	4.0%	9.2%
Total	(3.3%)	(3.4%)	(3.0%)	(3.8%)

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanation of these non-GAAP financial measures, including a discussion of the usefulness and purpose of the measures, in its Form 8-K, filed with the Securities and Exchange Commission on August 6, 2015.

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 29, 2015	June 30, 2014	June 29, 2015	June 30, 2014
	(In thousands, except per share data)
Income (loss) from continuing operations - GAAP	$1,731	$2,334	$(1,465)	$2,479
Adjustments - continuing operations:
Transaction costs	-	89	-	89
Costs related to conversions, remodels and closures	14	-	63	-
Income tax effect of adjustments above	(6)	(35)	(25)	(35)
Deferred tax asset valuation allowance	607	-	2,733	-
Adjusted income from continuing operations - non-GAAP	$2,346	$2,388	$1,306	$2,533

Weighted average shares outstanding (GAAP)
Basic	25,721	25,651	25,698	25,645
Diluted	25,730	25,749	25,698	25,715
Income (loss) from continuing operations per share (GAAP)
Basic and diluted	$0.07	$0.09	$(0.06)	$0.10
Adjusted income from continuing operations per share (non-GAAP)
Basic and diluted	$0.09	$0.09	$0.05	$0.10